SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: May 24, 2012
BORGWARNER INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12162 (Commission File No.)	13-3404508 (IRS Employer Identification No.)

3850 Hamlin Road, Auburn Hills, Michigan 48326
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (248) 754-9200

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On May 24, 2012, Timothy M. Manganello, the Company's Chairman and Chief Executive Officer, entered into a written plan for the automatic sale of a portion of his shares of the Company's common stock. The plan is designed to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and with the Company's policies regarding transactions in Company securities by insiders. The plan is entered into in part to avoid an inference that any future sales would be made on the basis of material non-public information.

The purpose of the plan is to diversify the investment portfolio of Mr. Manganello. Under the plan, 200,000 shares of Mr. Manganello's stock will be sold over a period of time beginning on June 25, 2012, subject to price and volume parameters specified in the plan. Upon completion of the sales, Mr. Manganello will still have a significant amount of his investments and net worth in BorgWarner stock. The shares subject to the plan represent less than 23% of Mr. Manganello's total beneficial ownership.

Any transaction executed pursuant to the plan will be reported on a Form 4 filed with the Securities and Exchange Commission.

The information contained in this Item 8.01 of this Current Report on Form 8-K, is being furnished and shall not be deemed to be “filed” for the purpose of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in any such filings.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORGWARNER INC.

Dated: May 25, 2012	By:	/s/ John J. Gasparovic
Name: John J. Gasparovic
Its: Secretary